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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-134623, 333-134559, 333-108023, 333-75862, 333-64943, 333-32186 and 333-123152) and Form S-8 (Nos. 333-155352, 333-148455, 333-148454, 333-136937, 333-118065, 333-106388, 333-101908, 333-99739, 333-65385, 333-65383, 333-60168, 333-60152, 333-54140, 333-49522, 333-32178, 333-25707, 333-124210, 333-126225 and 333-132248) of Cubist Pharmaceuticals, Inc. of our report dated February 27, 2009 relating to the financial statements, financial statements schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP Boston, Massachusetts February 27, 2009

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM